UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 18, 2005

CREDIT ACCEPTANCE CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	000-20202	38-1999511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

25505 West Twelve Mile Road, Suite 3000, Southfield, Michigan		48034-8339
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-353-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 18, 2005, Credit Acceptance Corporation (the "Company") issued a press release announcing that it had received notice from the Nasdaq Stock Market ("Nasdaq") that the Nasdaq Listing Qualifications Panel (the "Panel") denied the Company’s request for continued inclusion on the Nasdaq National Market and determined to delist the Company’s securities from the Nasdaq Market effective with the open of business on Wednesday, July 20, 2005. The Panel’s decision was based on the Company’s failure to comply with Marketplace Rule 4310(c)(14), which requires the filing of quarterly and annual reports with the Nasdaq. On June 24, 2005, the Company issued a press release announcing a change in accounting methodology for its loan portfolio and the Company’s pending restatement of its previously reported financial results. On June 29, 2005, the Company submitted a request to the Panel for an extension of time to file its annual report on Form 10-K for the year ended December 31, 2004 and its required 2005 filings. Previously, on May 27, 2005, the Panel had granted an extension through June 30, 2005.

At this time, the Company does not intend to appeal the Panel’s decision. The Company intends to reapply for listing on the Nasdaq National Market as soon as possible after it has completed the process of restating its financial statements and has become current with its periodic reports.

The press release, dated July 18, 2005, is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press Release dated July 18, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

July 21, 2005	By:	/s/ Kenneth S. Booth

Name: Kenneth S. Booth
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 18, 2005